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Exhibit (a)(1)(E)

OFFER TO PURCHASE FOR CASH
by
WHITE MOUNTAINS INSURANCE GROUP, LTD.
of
UP TO 1,000,000 OF ITS COMMON SHARES
at a Purchase Price of $500 per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MARCH 22, 2012, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE "EXPIRATION DATE").

February 24, 2012

To Our Clients:

        Enclosed for your consideration is the Offer to Purchase dated February 24, 2012, (the "Offer to Purchase") of White Mountains Insurance Group, Ltd., a company organized under the laws of Bermuda (the "Company"), and a related specimen Letter of Transmittal (the "Letter of Transmittal" and, together with the Offer to Purchase, as they may be amended or supplemented from time to time, the "Offer"), pursuant to which the Company is offering to purchase up to 1,000,000 of its outstanding Common Shares, par value $1.00 per share (the "Shares"), at a purchase price of $500 per Share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer. The Company may elect, but shall not be obligated, to purchase additional Shares pursuant to the Offer. The Offer to Purchase and a specimen Letter of Transmittal are being forwarded to you as the beneficial owner of Shares held by us in your account but not registered in your name. A tender of such Shares can be made only by us as the holder of record and only pursuant to your instructions. All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Offer to Purchase.

        The Company will purchase all Shares properly tendered and not withdrawn upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, including the provisions relating to "odd lot" tenders and proration described in the Offer to Purchase. The Company reserves the right, in its sole discretion, to purchase more than 1,000,000 Shares in the Offer, pursuant to the Offer and subject to applicable law. See Sections 1 and 14 of the Offer to Purchase. Shares tendered but not purchased pursuant to the Offer will be returned at the Company's expense to the shareholders who tendered such Shares promptly after the Expiration Date.

        If the number of Shares properly tendered and not properly withdrawn before the Expiration Date is less than or equal to 1,000,000 Shares (or such greater number of Shares as the Company may elect to purchase pursuant to the Offer, subject to applicable law), the Company will, on the terms and subject to the conditions of the Offer, purchase all Shares so tendered.

        If more than 1,000,000 Shares (or such greater number of Shares as the Company may elect to purchase pursuant to the Offer) are properly tendered and not properly withdrawn, the Company will purchase Shares in the following order of priority, upon the terms and subject to the conditions of the Offer:

  •
  First, the Company will purchase all Odd Lots of less than 100 Shares from shareholders who properly tender all of their Shares and who do not properly withdraw them before the Expiration Date; and

  •
  Second, after purchasing all the Odd Lots that were properly tendered, the Company will purchase Shares from all other holders who properly tender Shares and who do not properly withdraw them before the Expiration Date, on a pro rata basis, with appropriate adjustments to avoid purchases of fractional Shares, until the Company has acquired the number of Shares that the Company has offered to purchase.

        Because of the "odd lot" priority and proration tender provisions described above, the Company may not purchase all Shares that you tender. See Section 1 of the Offer to Purchase.

        WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER YOUR SHARES HELD BY US FOR YOUR ACCOUNT. WE REQUEST INSTRUCTION AS TO WHETHER YOU WISH US TO TENDER ANY OR ALL OF THE SHARES HELD BY US FOR YOUR ACCOUNT UPON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THE OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL.

  Your attention is called to the following:

  1.
  You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your shares will be purchased in the event of proration.

  2.
  The Offer is not conditioned upon any minimum number of Shares being properly tendered. However, the Offer is subject to other conditions, which you should read carefully. See Section 8 of the Offer to Purchase.

  3.
  Tendering shareholders will not be obligated to pay brokerage commissions or, subject to Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Company pursuant to the Offer.

  4.
  The Offer and withdrawal rights expire at 12:00 midnight, New York City time, on March 22, 2012, unless extended. Shares must be properly tendered by the Expiration Date to ensure that at least some of your Shares will be purchased if there is proration. Your instructions to us should be forwarded in ample time to permit us to submit a timely tender on your behalf.

  5.
  The Offer is for up to 1,000,000 Shares, constituting approximately 13.4% of the Company's outstanding Shares as of February 23, 2012.

  6.
  If you are an Odd Lot Holder (as defined in the Offer to Purchase) and you instruct us to tender on your behalf all of the Shares that you own before the Expiration Time and check the box captioned "Odd Lots" on the attached instruction form, the Company, on the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares properly tendered and not properly withdrawn before the Expiration Date.

  7.
  None of the Company, our Board of Directors, the Depositary or the Information Agent makes any recommendation as to whether any shareholder should tender Shares pursuant to the Offer or as to the purchase price(s) at which a shareholder may choose to tender them. You must make your own decision after consulting with your own advisors as to whether to tender your Shares and, if so, how many Shares to tender. In doing so, you should read carefully the information in the Offer to Purchase and in the related Letter of Transmittal, including the Company's reasons for making the Offer. See "Section 5. Purpose of the Offer; Certain Effects of the Offer". The directors and executive officers of the Company have advised us that they do not intend to tender any Shares owned by them in the Offer.

  8.
  The Offer is subject to the terms and conditions set forth in the Offer to Purchase, which you should read carefully.

        If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your Shares, we will tender all your Shares unless you specify otherwise on the attached Instruction Form.

        The method of delivery of this document is at the election and the risk of the tendering shareholders. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all other cases, sufficient time should be allowed to ensure timely delivery.

        YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT THE TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE OFFER. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MARCH 22, 2012, UNLESS THE OFFER IS EXTENDED.

        The Offer is being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of the Shares. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities or Blue Sky laws of such jurisdiction.

INSTRUCTION FORM WITH RESPECT TO
OFFER TO PURCHASE FOR CASH
by
WHITE MOUNTAINS INSURANCE GROUP, LTD.
of
UP TO 1,000,000 OF ITS COMMON SHARES
at a Purchase Price of $500 per Share

        The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated February 24, 2012, and a specimen Letter of Transmittal relating to the Offer by White Mountains Insurance Group, Ltd., a company organized under the laws of Bermuda (the "Company"), to purchase up to 1,000,000 (or such greater number of shares as the Company may elect to purchase) of its Common Shares, par value $1.00 per share ("Shares"), at a purchase price of $500 per Share, net to the seller in cash, less any applicable withholding taxes and without interest.

        The undersigned hereby instructs you to tender to the Company the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related specimen Letter of Transmittal that you have furnished to the undersigned.

        In participating in the Offer, the undersigned acknowledges that: (1) the Offer is discretionary and may be extended, modified, suspended or terminated by the Company as provided in the Offer; (2) the undersigned is voluntarily participating in the Offer; (3) the future value of the Company's Shares is unknown and cannot be predicted with certainty; (4) the undersigned has consulted his, her or its tax and financial advisors with regard to how the Offer will impact his, her or its personal situation; (5) any foreign exchange obligations triggered by the undersigned's tender of Shares or the recipient of proceeds are solely his, her or its responsibility; and (6) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance tax, transfer tax or other tax-related items ("Tax Items") related to the Offer and the disposition of shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his, her or its sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

        The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned's personal data as described in this document by and among, as applicable, the Company, its subsidiaries, and third-party administrators for the exclusive purpose of implementing, administering and managing his, her or its participation in the Offer.

        The undersigned understands that the Company holds certain personal information about him, her or it, including, as applicable, but not limited to, the undersigned's name, home address and telephone number, date of birth, social security or insurance number or other identification number, nationality, any shares of stock held in the Company, details of all options or any other entitlement to shares outstanding in the undersigned's favor, for the purpose of implementing, administering and managing his, her or its stock ownership ("Data"). The undersigned understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in his, her or its country or elsewhere, and that the recipient's country may have different data privacy laws and protections than his, her or its country. The undersigned understands that he, she or it may request a list with the names and addresses of any potential recipients of the Data by contacting the Company. The undersigned authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his, her or its participation in the Offer, including any requisite transfer of such Data as may be required to a broker or other third party with whom the undersigned holds any shares of stock. The undersigned understands that Data will be held only as long as is necessary to implement, administer and manage his, her or its participation in the Offer. The undersigned understands that he, she or it may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company. The undersigned understands, however, that refusing or withdrawing his, her or its consent may affect his, her or its ability to participate in the Offer. For more information on the consequences of his, her or its refusal to consent or withdrawal of consent, the undersigned understands that he, she or it may contact the Company.

NUMBER OF SHARES TO BE TENDERED:                          SHARES*

  *
  Unless otherwise indicated it will be assumed that all of your Shares are to be tendered.

ODD LOTS
(See Instruction 7 of the Letter of Transmittal)

        As described in Section 1 of the Offer to Purchase, under certain conditions, a shareholder owning beneficially or of record an aggregate of fewer than 100 Shares and who tenders all such Shares and satisfies the other requirements set forth in the Offer to Purchase, may have his or her Shares accepted for payment before any proration of other tendered Shares. This preference is not available to partial tenders, or to beneficial or record holders of an aggregate of 100 or more Shares, even if these holders have separate accounts representing fewer than 100 Shares. Accordingly, this section is to be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

☐
owns, whether beneficially or of record, an aggregate of fewer than 100 Shares and is tendering all such Shares.

SIGN HERE

Name(s) of Record Holder(s):
(Please Type or Print)

Address(es):
(Include Zip Code)

Area Code and Telephone Number:

Taxpayer ID No(s). or Social Security No(s).:

Date:

Signature(s):

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  Exhibit (a)(1)(E)